Exhibit 1.1

Blueknight Energy Partners, L.P.

3,300,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: July 20, 2016

TABLE OF CONTENTS

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EXHIBITS
Exhibit A    -    Subsidiaries of the Partnership
Exhibit B    -    Persons and Entities Subject to Lock-up Agreements
Exhibit C    -    Form of Lock-Up Agreement
Exhibit D    -    Form of Opinion of Partnership Counsel
Exhibit E    -    Form of Chief Financial Officer Certificate
Exhibit F    -    Price-Related Information
Exhibit G    -    Issuer General Use Free Writing Prospectuses
Exhibit H    -    Form of General Counsel Opinion

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BLUEKNIGHT ENERGY PARTNERS, L.P.
3,300,000 Common Units Representing Limited Partner Interests
UNDERWRITING AGREEMENT
July 20, 2016
WELLS FARGO SECURITIES, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Operating, L.L.C., a Delaware limited liability company (“OpCo”), and Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership and OpCo, the “Partnership Parties”), each confirms its agreement with Wells Fargo Securities, LLC (the “Underwriter”) with respect to the issue and sale by the Partnership of a total of 3,300,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriter of the Firm Units, and with respect to the grant by the Partnership to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 495,000 additional Common Units. The Firm Units to be purchased by the Underwriter and all or any part of the 495,000 additional Common Units subject to the option described in Section 2(b) hereof (the “Additional Units”) are hereinafter called, collectively, the “Units.” Certain terms used in this Agreement are defined in Section 15 hereof.
The Partnership understands that the Underwriter proposes to make a public offering of the Units as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.
The Partnership has prepared and previously delivered to you a preliminary prospectus supplement dated July 20, 2016 relating to the Units and a related prospectus dated September 12, 2014 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus supplement dated July 20, 2016 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Partnership has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

In this Agreement, OpCo, BKEP Crude, L.L.C., a Delaware limited liability company (“BKEP Crude”), BKEP Sub, L.L.C., a Delaware limited liability company (“BKEP Sub”), BKEP Pipeline, L.L.C., a Delaware limited liability company (“BKEP Pipeline”), Blueknight Motor Carrier LLC, a Delaware limited liability company (“Blueknight Motor”), BKEP Red River System LLC, a Delaware limited liability company (“BKEP Red River”), BKEP Supply and Marketing LLC, a Delaware limited liability company (“BKEP Supply”), BKEP Finance Corporation, a Delaware corporation (“Finance Corp”), BKEP Management, Inc., a Delaware corporation (“BKEP Management”), BKEP Services LLC, a Texas limited liability company (“BKEP Services”), BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt”), and Knight Warrior LLC, a Texas limited liability company (“Knight Warrior”), are collectively called the “Operating Subsidiaries.”

SECTION 1.    Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with the Underwriter, as follows:
(a)    Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the 1933 Act and the Units have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on August 1, 2014.
(b)    Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Partnership filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Additional Units are purchased, at the applicable Option Closing Date), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As of the Applicable Time (except in the case of clause (z) below), neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, if any, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses, if any, issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriter for use in connection with the offering of the Units, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.
The representations and warranties in the preceding paragraphs of this Section 1(b) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter as aforesaid consists of the information described as such in Section 6(b) hereof.
At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Partnership or any other offering participant made a bona fide offer of the Units within the meaning of Rule 164(h)(2), and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriter in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriter, and any similar terms, include, without limitation, electronic delivery.
The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.
Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Units did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.
(c)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)    Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1934 Act and the 1934 Act Regulations and the PCAOB.
(e)    Financial Statements. The financial statements of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the results of operations, changes in partners’ capital and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the 1934 Act and the 1934 Act Regulations and the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General

Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.
(f)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (ii) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Partnership Parties have not incurred any liability or obligation or entered into any transaction or agreement other than those in the ordinary course of business that, individually or in the aggregate, is material with respect to the Partnership Parties taken as a whole, and the Partnership Parties have not sustained any loss or interference with their business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) except for regular quarterly cash distributions on the Common Units and Preferred Units, and to the General Partner, in amounts that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
(g)    Good Standing of the Partnership Parties. Each of the Partnership Parties has been duly organized or formed and is validly existing as a limited liability company or limited partnership, as applicable, in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Partnership Parties is duly qualified as a foreign limited liability company or limited partnership, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(h)    Good Standing of Subsidiaries. Each Subsidiary of the Partnership has been duly organized or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, has power and authority to own, lease and operate its properties and to conduct its business in each case in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus. Each Subsidiary is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued in accordance with its Organizational Documents, are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the laws of the State of Texas, as applicable) and are owned by the Partnership, directly or through subsidiaries, free and clear of any Lien (other than those arising under the Credit Agreement); and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Partnership Parties are the subsidiaries listed on Exhibit A hereto, which exhibit accurately sets forth whether each such subsidiary is a corporation or limited liability company and the jurisdiction of organization of each such subsidiary and the ownership of each such subsidiary.
(i)    Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, General Disclosure Package and Prospectus.
(j)    Ownership of the General Partner. Blueknight GP Holding, LLC, a Delaware limited liability company (“Blueknight Holding”), owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Blueknight Holding owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the General Disclosure Package and the Prospectus).
(k)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership; as of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the General Partner has a 1.75% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the General Disclosure Package and the Prospectus).

(l)    Ownership of Preferred Units and Incentive Distribution Rights. Each of CB-Blueknight, LLC, a Delaware limited liability company (“CB-Blueknight”), and Blueknight Energy Holding, Inc., a Delaware corporation (“Blueknight Energy”), owns 9,156,484 Preferred Units and the General Partner owns, and on the Closing Date and each Option Closing Date will own, 100% of the incentive distribution rights in the Partnership (the “IDRs”); and each of Blueknight Energy and CB-Blueknight own the Preferred Units and the General Partner owns the IDRs, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the General Disclosure Package and the Prospectus).
(m)    Capitalization. As of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the issued and outstanding limited partnership interests of the Partnership consists of 33,254,876 Common Units, 30,147,624 Preferred Units and the IDRs; all of such Common Units, Preferred Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
(n)    Authorization of this Agreement and the Acquisition Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership Parties. The Contribution Agreement, dated as of July 19, 2016, by and between BKEP Terminal Holding, L.L.C., a Texas limited liability company, Ergon Asphalt & Emulsions, Inc., a Mississippi corporation, Ergon Terminaling, Inc., a Mississippi corporation, Ergon Asphalt Holdings, LLC, a Delaware limited liability company, and the Partnership (the “Acquisition Agreement”), has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.
(o)    Authorization of Units. The Units to be sold by the Partnership under this Agreement have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and, except as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, the issuance and sale of the Units to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(p)    Acquisition Agreement. To the actual knowledge of the officers of the General Partner, there is no condition under the Acquisition Agreement that is not expected to be satisfied prior to the Closing (as defined in the Acquisition Agreement).
(q)    Description of Common Units. The Common Units conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(r)    Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Document, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Partnership Entities or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations, except for such violations in the case of clause (ii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(s)    Absence of Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership Entities which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(t)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Parties, threatened, against the Partnership Entities which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Parties of their obligations under this Agreement.

(u)    Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “The Partnership Agreement,” “Cash Distribution Policy,” “Material Income Tax Considerations” and “Material Federal Income Tax Consequences” and the information in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the captions “Business-Pipeline Regulation-Gathering and Intrastate Pipeline Regulation,” “Business-Pipeline Regulation-Pipeline Safety,” “Business-Pipeline Regulation-Trucking Regulation,” “Business-Environmental, Health and Safety Risks,” “Risk Factors,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Our Liquidity and Capital Resources-Description of Credit Facility” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.
(v)    Possession of Intellectual Property. The Partnership Entities own and possess or have valid and enforceable rights to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Partnership Entities have not received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Partnership Entities therein.
(w)    Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or consent of any holder of partnership interests or other securities of the Partnership or creditor of the Partnership Entities, (iii) no authorization, approval, waiver or consent under any Partnership Document, and (iv) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Partnership Parties of this Agreement, for the offering of the Units as contemplated by this Agreement, for the issuance, sale or delivery of the Units to be sold by the Partnership pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except

(A) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (B) such as have been, or prior to the Closing Date will be, obtained or made or (C) such that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially and adversely effect the consummation of this Agreement or the transactions contemplated hereby and except that no representation is made as to such as may be required under state or foreign securities laws.
(x)    Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, subject to the qualifications as set forth in the Registration Statement, General Disclosure Package and the Prospectus and except for such Governmental Licenses that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses all such Governmental Licenses are valid and in full force and effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except for such revocations or modifications that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(y)    Title to Property. The Partnership Entities have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (i) arise under the Credit Agreement and are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) are not, individually or in the aggregate, material to the Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, and all such leases and subleases are in full force and effect; and the Partnership Entities have not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against the Partnership Entities, would not, individually or in the aggregate, result in a Material Adverse Effect.

(z)    Investment Company Act. The Partnership Entities are not, and upon the issuance and sale of the Units as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
(aa)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Partnership Entities are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Partnership Entities and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities relating to Hazardous Materials or any Environmental Laws.
(bb)    Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (ii) otherwise registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Units, except in each case for such rights that have been duly waived in writing; and the Partnership has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(cc)    Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.
(dd)    Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is commercially reasonable; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Partnership Entities have not been refused any insurance coverage sought or applied for; and the Partnership Entities do not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.
(ee)    Accounting and Disclosure Controls. The Partnership Entities have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (A) at any time since the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), or (B) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership Entities have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the General Partner’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
The Partnership’s independent public accountants and the audit committee of the board of directors of the General Partner have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Partnership’s five consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.
(ff)    Compliance with the Sarbanes-Oxley Act. The Partnership is, and to the knowledge of the Partnership Parties the General Partner’s directors or officers, in their capacities as such, are, in compliance in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required to comply.
(gg)    Adequacy of Books, Records and Accounts. The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects.
(hh)    Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Partnership has provided the Underwriter with true, complete and correct copies of any written comments received from the Commission by the Partnership or its legal counsel or accountants, and of any transcripts made by the Partnership, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(ii)    Absence of Manipulation. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.
(jj)    Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership has delivered true, complete and correct copies of such materials to the Underwriter.
(kk)    Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(ll)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.
(mm)    OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entities is currently subject to any U.S. sanctions administered by OFAC, nor located, organized or resident in a country or territory that is the subject of any U.S. sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and none of the Partnership Parties will directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity or any country or territory, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)    ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year; (B) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the Partnership’s most recently completed fiscal year; (C) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (D) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership Entities may have any liability.
(oo)    Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Partnership Entities do not have any lending or similar relationship with the Underwriter or any bank or other lending institution affiliated with the Underwriter and (ii) the Partnership will not, directly or indirectly, use any of the proceeds from the sale of the Units by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by the Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to the Underwriter or any of its “affiliates” or “associated persons” (as so defined).

(pp)    Relationships with FINRA. To the actual knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(qq)    Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Partnership or the issuance or sale by the Partnership of the Units to be sold by the Partnership to the Underwriter hereunder.
(rr)    Related Party Transactions. There are no business relationships or related party transactions involving the Partnership Entities or, to the knowledge of the Partnership Parties, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.
(ss)    Offering Materials. Without limitation to the provisions of Section 15 hereof, the Partnership has not distributed and will not distribute, directly or indirectly (other than through the Underwriter), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Units, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 15).
(tt)    No Restrictions on Dividends. The Partnership Entities are not party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from making any distribution on its partnership interests, and no Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits the payment of any dividends or making any other distributions on its capital stock, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(uu)    Brokers. There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Units to the Underwriter pursuant to this Agreement.
(vv)    Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Partnership Parties or any of its subsidiaries (whether signed on behalf of such officer, the Partnership Parties or such subsidiary) and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriter; Closing.
(a)    Firm Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriter and the Underwriter agrees to purchase the Firm Units at a price of $5.5755 per Common Unit (the “Purchase Price”).
(b)    Additional Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriter to purchase all or any portion of the Additional Units at a price per Common Unit equal to the Purchase Price referred to in Section 2(a) above. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriter to the Partnership setting forth the number of Additional Units as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Additional Units. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Additional Units, the Partnership will sell to the Underwriter that number of Additional Units then being purchased and the Underwriter will purchase that number of Additional Units then being purchased.
(c)    Payment. Payment of the purchase price for, and delivery of, the Firm Units shall be made at the offices of Baker Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas, 75201, or at such other place as shall be agreed upon by the Underwriter and the Partnership, at 9:00 A.M. (New York City time) on July 26, 2016, or such other time not later than five business days after such date as shall be agreed upon by the Underwriter and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).
In addition, in the event that any or all of the Additional Units are purchased by the Underwriter, payment of the purchase price for, and delivery of, such Additional Units shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Underwriter and the Partnership, on each Option Closing Date as specified in the notice from the Underwriter to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership, in each case against delivery to the Underwriter of the Units to be purchased by it.
(d)    Delivery of Units. Delivery of the Firm Units and any Additional Units shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

SECTION 3.    Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, agrees with the Underwriter that:
(a)    Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Underwriter promptly, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Underwriter with a copy of any comment letters and any transcript of oral comments, and shall furnish the Underwriter with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Underwriter or counsel for the Underwriter shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing. The Partnership will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(b)    Filing of Amendments. The Partnership will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Underwriter with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Partnership has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Partnership will give the Underwriter notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.
(c)    Delivery of Registration Statements. The Partnership has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.
(d)    Delivery of Prospectuses. The Partnership has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as the Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to the Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as the Underwriter may reasonably request.
(e)    Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Underwriter or counsel for the Underwriter shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriter or counsel for the Underwriter shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Underwriter of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Partnership will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriter or counsel for the Underwriter shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Underwriter of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.
(f)    Blue Sky and Other Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Units for offering and sale, or to obtain an exemption for the Units to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Units (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g)    Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”
(i)    Listing. In the case of any Units that are not listed on the Nasdaq Global Market, the Partnership will use its best efforts to effect the listing of the Units on such exchange as and when required by this Agreement.
(j)    Restriction on Sale of Units. During the Lock-Up Period (as the same may be extended pursuant to the provisions set forth in the next sentence), the Partnership will not, without the prior written consent of the Underwriter, directly or indirectly: (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests, (ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for any Common Units or other partnership interests (other than any Rule 462(b) Registration Statement filed to register Units to be sold to the Underwriter pursuant to this Agreement, or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for any Common Units or other partnership interests; whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other partnership interests, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.
Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of the Underwriter: (A) issue Units to the Underwriter pursuant to this Agreement, (B) issue unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (C) issue Common Units upon the exercise of options issued under option or other equity incentive plans referred to in clause (B) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement and (D) issue Common Units or other partnership securities pursuant to the transactions contemplated by the Acquisition Agreement and the Preferred Unit Purchase Agreement dated July 19, 2016 among the Partnership, CB-Blueknight, LLC and Blueknight Energy Holding, Inc. (the “Repurchase Agreement”) as described in the General Disclosure Package and the Prospectus, provided, however, that in the case of any issuance described in clause (C) above, it shall be a condition to the issuance that each recipient executes and delivers to the Underwriter not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit C to this Agreement and otherwise satisfactory in form and substance to the Underwriter.

(k)    Reporting Requirements. The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.
(l)    Preparation of Prospectus. Promptly following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Units, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriter and the Partnership may deem appropriate, and if requested by the Underwriter, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Underwriter and the Partnership may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.
SECTION 4.    Payment of Expenses.
(a)    Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units and the issuance and delivery of the Units to be sold by the Partnership to the Underwriter, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Units to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification or exemption of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey, if any, (viii) the fees and expenses of the transfer agent and registrar for the Units, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter of up to $25,000 in connection with, the review, if any, by FINRA of the terms of the sale of the Units, (x) the fees and expenses incurred in connection with the listing of the Units on the Nasdaq Global Market, and (xi) the costs and expenses of the Partnership and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership incurred in connection with any such presentations or meetings.
(b)    Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A) or Section 9(a)(v) hereof, the Partnership shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.
SECTION 5.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Firm Units on the Closing Date and any Additional Units on any Option Closing Date hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained in this Agreement, or in certificates signed by any officer of the General Partner, Partnership or any subsidiary thereof (whether signed on behalf of such officer, the Partnership or such subsidiary) delivered to the Underwriter or counsel for the Underwriter, to the performance by the General Partner and the Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement shall have been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Partnership shall have provided evidence satisfactory to the Underwriter of such timely filings.
(b)    Opinion of Counsel for Partnership. At the Closing Date and each Option Closing Date, the Underwriter shall have received the opinion, dated as of Closing Date or the Option Closing Date, as applicable, of Baker Botts L.L.P., counsel for the Partnership (“Partnership Counsel”), in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit D hereto.

(c)    Opinion of Counsel for the Underwriter. At the Closing Date and each Option Closing Date, the Underwriter shall have received the letter, dated as of the Closing Date or the Option Closing Date, as applicable, of Vinson & Elkins, L.L.P., counsel for the Underwriter (“Underwriter’s Counsel”), with respect to the Units to be sold by the Partnership pursuant to this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Underwriter may reasonably request.
(d)    Opinion of General Counsel of the Partnership. At the Closing Date and each Option Closing Date, the Underwriter shall have received the opinion, dated as of Closing Date or the Option Closing Date, as applicable, of Chris A. Paul, Chief Legal Officer and General Counsel of the Partnership, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit H hereto.
(e)    Officers’ Certificate. At the Closing Date and each Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, and, at the Closing Date and each Option Closing Date, the Underwriter shall have received a certificate, signed on behalf of the Partnership by the Chief Executive Officer of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of Closing Date or the Option Closing Date, as applicable, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as applicable, with the same force and effect as though expressly made at and as of the Closing Date or the Option Closing Date, as applicable, (iii) the Partnership Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable, under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are threatened by the Commission.
(f)    Chief Financial Officer’s Certificate. At the time of execution of this Agreement, the General Partner shall have furnished to the Underwriter a certificate, dated the date hereof, of the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Underwriter substantially in the form attached hereto as Exhibit E, addressing certain matters not covered in the letter referred to in Section 5(g) hereof. In addition, at the Closing Date and each Option Closing Date, the General Partner shall have furnished to the Underwriter a bring-down certificate, dated the Closing Date or the Option Closing Date, as applicable, of the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Underwriter, confirming in all material respects the conclusions and findings set forth in the initial certificate.

(g)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.
(h)    Bring-down Comfort Letter. At the Closing Date and each Option Closing Date, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date or the Option Closing Date, as applicable, and in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the Option Closing Date, as applicable.
(i)    Approval of Listing. At the Closing Date and each Option Closing Date, the Units to be purchased by the Underwriter from the Partnership at such time shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.
(j)    Lock-up Agreements. Prior to the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.
(k)    Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Underwriter or counsel for the Underwriter may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Underwriter.
(l)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Units on an Option Closing Date which is after the Closing Date, the obligations of the Underwriter to purchase the relevant Additional Units on such Option Closing Date, may be terminated by the Underwriter by notice to the Partnership at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 10, 11, 12, 13, 14, 16, 17, 18 and 19 hereof shall survive such termination of this Agreement and remain in full force and effect.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
SECTION 6.    Indemnification.
(a)    Indemnification by the Partnership Parties. Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless the Underwriter, its affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided (subject to Section 6(d) below) that any such settlement is effected with the written consent of the Partnership Parties; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriter as aforesaid consists of the information described as such in Section 6(b) hereof.
(b)    Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use therein. Each of the Partnership Parties hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fourth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the twelfth, thirteenth and fourteenth paragraphs under such caption (but only insofar as such information concerns the Underwriter).
(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent it has been materially prejudiced by such failure. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriter on the other hand from the offering of the Units pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Partnership on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on such cover.
The relative fault of the Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each affiliate of the Underwriter, each officer, director, employee, partner and member of the Underwriter or any such affiliate, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Partnership Parties, each officer of the Partnership Entities who signed the Registration Statement, and each person, if any, who controls the Partnership Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Partnership Parties, or any of its subsidiaries (whether signed on behalf of such officer, the Partnership Parties or such subsidiary) and delivered to the Underwriter or counsel to the Underwriter, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any officer, director, employee, partner, member or agent of the Underwriter or any person controlling the Underwriter, or by or on behalf of the Partnership, any officer, director or employee of the Partnership or any person controlling the Partnership, and shall survive delivery of and payment for the Units.
SECTION 9.    Termination of Agreement.
(a)    Termination; General. The Underwriter may terminate this Agreement, by notice to the Partnership, at any time on or prior to Closing Date (and, if any Additional Units are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriter may terminate its obligation to purchase such Additional Units, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if (A) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (B) trading generally on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 10, 11, 12, 13, 14, 16, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.
SECTION 10.    Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriter shall be directed to it at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); notices to the Partnership shall be directed to it at Blueknight Energy Partners, L.P., 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135 Attention of Alex Stallings, fax no. 918-237-4001 (with such fax to be confirmed by telephone to 918-237-4007).
SECTION 11.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Partnership and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Partnership and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Units from the Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 12.    GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 13.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 14.    Definitions. As used in this Agreement, the following terms not otherwise defined herein have the respective meanings set forth below:
“Applicable Time” means 6:30 P.M. (New York City time) on July 20, 2016 or such other time as agreed by the Partnership and the Underwriter.
“business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
“Commission” means the Securities and Exchange Commission.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 28, 2013, among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.
“DTC” means The Depository Trust Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.
“GAAP” means generally accepted accounting principles.
“Initial Registration Statement” means the Partnership’s registration statement on Form S-3 (Registration No. 333-197796), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time such information is deemed, pursuant to Rule 431B, to be part of the Initial Registration Statement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Units that (a) is required to be filed with the Commission by the Partnership, (b) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; and (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.
“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject that, solely in the case of this clause (b), are material with respect to the Partnership and its subsidiaries taken as a whole.
“Partnership Entities” means the Partnership Parties and the Subsidiaries.
“Pre-Pricing Prospectus” means the preliminary prospectus dated July 20, 2016 relating to the Units in the form first furnished to the Underwriter for use in connection with the offering of the Units, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.
“PCAOB” means the Public Company Accounting Oversight Board (United States).
“Preferred Units” means the Partnership’s Series A preferred units.
“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Units that omitted the public offering price of the Units or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.
“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.
“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Partnership or any subsidiary of the Partnership is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.
“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b)” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.
“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Subject Instruments” means the Credit Agreement and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
“Subsidiaries” means the direct and indirect subsidiaries of the Partnership listed on Exhibit A hereto.
“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Partnership Documents or any rights of the Partnership or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Partnership or other similar events.
“1933 Act” means the Securities Act of 1933, as amended.
“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.
“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.
“1940 Act” means the Investment Company Act of 1940, as amended.
All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Underwriter.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 15.    Permitted Free Writing Prospectuses. Each Partnership Party, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Units that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Partnership pursuant to Rule 433; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto and, to any electronic road show in the form previously provided by the Partnership to and approved by the Underwriter. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership Parties represent, warrant and agree that they have treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
SECTION 16.    Absence of Fiduciary Relationship. Each of the Partnership Parties, severally and not jointly, acknowledges and agrees that:

(a)    the Underwriter is acting solely as an underwriter in connection with the sale of the Units and no fiduciary, advisory or agency relationship between Partnership Parties, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriter has advised or is advising the Partnership Parties on other matters;
(b)    the public offering price of the Units and the price to be paid by the Underwriter for the Units set forth in this Agreement were established by the Partnership Parties following discussions and arms-length negotiations with the Underwriter;
(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    any duties and obligations that the Underwriter may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein;
(e)    it is aware that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and that none of the Underwriter or its affiliates has any obligation to disclose such interests and transactions to the Partnership Parties by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(f)    it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership Parties or any employees or creditors of the Partnership Parties.
SECTION 17.    Research Analyst Independence. The Partnership Parties acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by the Underwriter’s investment banking divisions. The Partnership Parties acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 18.    Trial By Jury. Each of the Partnership Parties and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 19.    Venue. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City or the federal courts of the United States of America located in the City and County of New York, (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
SECTION 20.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Partnership Parties in accordance with its terms.

Very truly yours,

Blueknight Energy Partners G.P., L.L.C.

By:	/s/ Alex Stallings
Name:	Alex Stallings
Title:	Chief Financial Officer

Blueknight Energy Partners L.P.

By:	Blueknight Energy Partners, L.P.

	By:	/s/ Alex Stallings
	Name:	Alex Stallings
	Title:	Chief Financial Officer

BKEP Operating, L.L.C.

By:	/s/ Alex Stallings
Name:	Alex Stallings
Title:	Chief Financial Officer

Accepted:

Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

EXHIBIT A
SUBSIDIARIES OF THE PARTNERSHIP

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
BKEP Finance Corporation	Delaware	None
BKEP Management, Inc.	Delaware	Louisiana
BKEP Crude, L.L.C.	Delaware	Colorado, Kansas, Nebraska, New Mexico, North Dakota, Oklahoma, Texas, Utah
BKEP Sub, L.L.C.	Delaware	Oklahoma
BKEP Pipeline, L.L.C.	Delaware	Oklahoma, Texas
Blueknight Motor Carrier LLC	Delaware	Colorado, Kansas, Nebraska, New Mexico, Oklahoma, Texas, Wyoming
BKEP Services LLC	Texas	Colorado, Kansas, New Mexico, Oklahoma
BKEP Materials, L.L.C.	Texas
Alabama, Arkansas, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Louisiana, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, Washington, Wyoming

BKEP Asphalt, L.L.C.	Texas	Colorado, Georgia, Idaho, Illinois, Kansas, Nebraska, Nevada, New Jersey, Oklahoma, Tennessee, Utah, Washington
Knight Warrior LLC	Texas	None
BKEP Red River System LLC	Delaware	Oklahoma, Texas
BKEP Supply and Marketing LLC	Delaware	Oklahoma, Texas

A - 1

EXHIBIT B
PERSONS AND ENTITIES SUBJECT TO LOCK-UP AGREEMENTS

CB-Blueknight, LLC
Blueknight Energy Holding, Inc.
Blueknight GP Holding, LLC
Mark A. Hurley
Alex G. Stallings
Chris A. Paul
James R. Griffin
Jeffery A. Speer
Brian L. Melton
Duke R. Ligon
Steven M. Bradshaw
John A. Shapiro
Miguel A. (“Mike”) Loya
Michael R. Eisenson
Jon M. Biotti
Francis Brenner

B - 1

EXHIBIT C
FORM OF LOCK-UP AGREEMENT

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Operating, L.L.C, a Delaware limited liability company (“OpCo”), and Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with OpCo and the Partnership, the “Partnership Parties”), and Wells Fargo Securities, LLC (the “Underwriter”), relating to a proposed underwritten public offering of the Partnership’s common units representing limited partner interests (“Common Units”).
In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the General Partner of the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly:
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or other partnership interests (collectively, “partnership interests”) or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for any Common Units or other partnership interests, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other partnership interests, other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing.
Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Underwriter, transfer any Common Units or other partnership interests or any securities convertible into or exchangeable or exercisable for Common Units or other partnership interests:
(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,
(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and
(3) in connection with the transactions contemplated by the (a) Membership Interest Purchase Agreement dated July 19, 2016 among CB-Blueknight, LLC (“CBB”), Blueknight Energy Holding, Inc. (“BEHI”) and Ergon Asphalt Holdings, LLC (“Ergon Holdings”), (b) the Contribution Agreement dated July 19, 2016 among the Partnership, Blueknight Terminal Holding, L.L.C., Ergon Asphalt & Emulsions, Inc., Ergon Terminaling, Inc. and Ergon Holdings, and (c) the Preferred Unit Purchase Agreement dated July 19, 2016 among the Partnership, CBB and BEHI, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Underwriter, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.
The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests, and (ii) the Partnership may, with respect to any Common Units or other partnership interests or any securities convertible into or exercisable or exchangeable for Common Units or other partnership interests owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.
The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Units pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
If the Underwriting Agreement is not executed by the parties thereto prior to August 1, 2016, this agreement shall automatically terminate and become null and void.
The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.
THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D
FORM OF OPINION OF COUNSEL FOR PARTNERSHIP

(i)    Formation and Qualification of the Partnership Parties. Each of the Partnership Parties is validly existing as a limited partnership, limited liability company, as applicable, and is in good standing under the laws of the State of Delaware, with full power and authority necessary to own or lease and to operate its properties and conduct its business, in each case as described in the Registration Statement, General Disclosure Package and the Prospectus. Each of the Partnership Parties is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company, as applicable, in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
(ii)    Formation and Qualification of the Subsidiaries. Each Subsidiary listed on an exhibit to such counsel’s opinion (the “Covered Subsidiaries” and, together with the Partnership Parties, the “Partnership Covered Entities”) is validly existing as a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority necessary to own or lease and to operate its properties and conduct its business, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Covered Subsidiary is duly qualified as a foreign limited liability company to transact business and is in good standing as a foreign limited liability company in each jurisdiction set forth opposite its name on an exhibit to be attached to such counsel’s opinion.
(iii)    Ownership of Subsidiaries. The Partnership directly or indirectly owns all of the issued and outstanding limited liability company interests, membership interests or other similar interest of each Covered Subsidiary. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding limited liability company interests, membership interests or similar interests of each Covered Subsidiary have been duly authorized and validly issued in accordance with its Organizational Documents, are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and the laws of the State of Texas, as applicable); and the Partnership directly or indirectly owns such limited liability company interest, membership interests or other similar interests of each Covered Subsidiary free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the State of Texas, naming the Partnership, BKEP Operating, BKEP Crude, BKEP Materials or BKEP Asphalt as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Texas, except for Liens arising under the Credit Agreement.
(iv)    Power and Authority to Act as a General Partner. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the General Disclosure Package and Prospectus.

(v)    Ownership of the General Partner. Blueknight Holding owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and Blueknight Holding owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Blueknight Holding as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.
(vi)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership; as of the date hereof (and prior to the issuance of Units contemplated by this Agreement), the General Partner has a 1.75% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.
(vii)    Ownership of Incentive Distribution Rights. The General Partner owns 100% of the IDRs, and all of such IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.
(viii)    Valid Issuance of the Units. The Units to be purchased by the Underwriter from the Partnership have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(ix)    Capitalization. After giving effect to the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership consists of 36,554,876 Common Units, 30,147,624 Preferred Units, 1,127,755 General Partner Units and the IDRs.
(x)    No Preemptive Rights, Registration Rights or Options. Except as identified in the General Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership, in each case pursuant to any agreement or instrument listed as an exhibit to the Registration Statement (other than the Organizational Documents of the Partnership), in either case to which the Partnership is a party or it is bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the General Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.

(xi)    Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units to the Underwriter, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the General Disclosure Package and the Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Covered Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement has been validly taken.
(xii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
(xiii)    Authorization and Enforceability of the Organizational Documents. The Organizational Documents of the Partnership Covered Entities have been duly authorized, executed and delivered by the Partnership Covered Entities that are parties thereto and are valid and legally binding agreements of the Partnership Covered Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided, that, with respect to each agreement described in this paragraph (xii), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(xiv)    No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or (iii) the consummation of any other transactions contemplated by this Agreement, (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Covered Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement that is governed by the laws of the States of Texas, New York or Delaware, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority as certified to such counsel by the general counsel of the Partnership having jurisdiction over any of the Partnership Covered Entities, or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Covered Entities under any agreement filed or incorporated by reference as an exhibit to the Registration Statement (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E) would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Covered Entities to consummate the transactions contemplated by this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xv)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement except (i) for such permits, consents, approvals, filings and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the General Disclosure Package and the Prospectus.
(xvi)    Effectiveness of Registration Statement. The Initial Registration Statement has been declared or effective under the 1933 Act; the Pre-Pricing Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Initial Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before the Commission.
(xvii)    Description of Common Units and Partnership Agreement. The statements included in the Registration Statement and the Disclosure Package under the captions “Summary-The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units) and the Partnership Agreement, are accurate in all material respects.
(xviii)    Descriptions and Summaries. The statements included in the Registration Statement, the Disclosure Package and the Prospectus under the caption “The Partnership Agreement” and the information in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the captions “Business-Interstate Pipeline Regulation” and “Business-Environmental, Health and Safety Risks,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Our Liquidity and Capital Resources-Description of Credit Facility,” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act or any contracts, are accurate in all material respects.
(xix)    Tax Opinion. Our opinion that was filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on July , 2016 and is incorporated by reference into the Registration Statement is confirmed, and the Underwriter may rely upon such opinion as if it were addressed to the Underwriter.

(xx)    Investment Company. None of the Partnership Covered Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will any of the Partnership Covered Entities be, an “investment company” as defined in the Investment Company Act.
In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the Delaware LP Act and the Delaware LLC Act and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Covered Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriter) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Covered Entities may be subject.
Such counsel shall also have furnished to the Underwriter a written statement to the effect that such counsel has reviewed the Initial Registration Statement, the General Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the General Partner, with representatives of the Partnership’s independent registered public accounting firm and with the Underwriter’s representatives and their counsel, at which the contents of the Initial Registration Statement, the General Disclosure Package, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Initial Registration Statement, the General Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Initial Registration Statement, the General Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Initial Registration Statement, the General Disclosure Package and the Prospectus (except to the extent stated in paragraphs (xviii) and (xix)). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Underwriter that:
(A)    the Initial Registration Statement, as of the latest effective date, the Pre-Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; and

(B)    nothing came to such counsel’s attention that caused such counsel to believe that:
(1)    the Initial Registration Statement, as of the latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(2)    the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(3)    the Prospectus, as of its date or as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

EXHIBIT E
FORM OF CHIEF FINANCIAL OFFICER'S CERTIFICATE
July 20, 2016
The undersigned, Alex G. Stallings, the duly appointed Chief Financial Officer and Secretary of Blueknight Energy Partners G.P., L.L.C. (the “General Partner”), which acts as the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), solely in the undersigned’s capacity as Chief Financial Officer and Secretary, that in connection with the offering by the Partnership of 3,300,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”), and up to an additional 495,000 Common Units (the “Additional Units” and, together with the Firm Units, the “Units”) pursuant to the underwriter’s option to purchase the Additional Units, as described in the preliminary prospectus supplement dated July 20, 2016 (the “Pre-Pricing Prospectus Supplement”) and the final prospectus supplement dated July 20, 2016 (“Final Prospectus Supplement,” and together with the Pre-Pricing Prospectus Supplement, the “Prospectus Supplement”), that:
1.    The undersigned is responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Partnership, and the undersigned is responsible for oversight and supervision of the Partnership’s financial and accounting functions and staff.
2.    The undersigned has examined the preliminary unaudited financial information set forth under the caption “Financial Results for the Second Quarter of 2016 (unaudited)” in the Prospectus Supplement (the “Second Quarter Financial Data”).
3.    The Second Quarter Financial Data has been prepared (a) in a manner materially consistent with the financial information included in the Prospectus Supplement for the three months ended March 31, 2015 and 2016 and the year ended December 31, 2015, subject to the limitations set forth in the Prospectus Supplement and (b) in good faith based upon the assumptions that the Partnership’s management believes are reasonable and consistent with the Partnership’s internal records and information systems.
4.    The Partnership has prepared each of the numbers (the “Financial Numbers”) that are circled and ticked with the symbol “X” in the pages of the Prospectus Supplement attached in Appendix I hereto and, as of the date hereof, each of the Financial Numbers is accurately derived from the appropriate internal accounting or financial records or internal analyses of the Partnership and its subsidiaries.
The undersigned is aware that this certificate is being delivered pursuant to Section 5(f) of the Underwriting Agreement dated July 20, 2016, and is to assist Wells Fargo Securities, LLC, as the underwriter, in conducting and documenting its investigation of the affairs of the Partnership in connection with the Partnership’s offering of the Units by the Prospectus Supplement.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
By:
Name:    Alex G. Stallings
Title:    Chief Financial Officer and Secretary

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EXHIBIT F
PRICING-RELATED INFORMATION

Public offering price:	$5.90 per Common Unit

Number of Common Units Offered:	3,300,000 Common Units or, if the Underwriter exercises in full its option to purchase the Additional Units pursuant to Section 2(b) hereof, 3,795,000 Common Units.

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EXHIBIT G
ISSUER GENERAL USE FREE WRITING PROSPECTUSES
None

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EXHIBIT H
FORM OF GENERAL COUNSEL OPINION
(i)    Legal Proceedings. To my knowledge, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers in such capacity is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus which is not disclosed as required, and to my knowledge, there are no contracts, agreements or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

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